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                                                              Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the Fifth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program, the Fourth Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan, and the Owens-Illinois de Puerto Rico Long-Term Savings Plan of our report dated April 7, 1998, with respect to the combined financial statements of BTR Packaging included in the Current Report on Form 8-K of Owens-Illinois, Inc. dated April 16, 1998, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young


Melbourne, Australia
November 16, 1998